Exhibit 4.2

Permanent Global Certificate

(Globalurkunde auf Dauer)

of

CHF 100,000,000

(100,000,000 Swiss francs)

Digital Intrepid Holding B.V.

H.J.E. Wenckebachweg 127

1096 AM Amsterdam

The Netherlands

(organized under the laws of the Netherlands with its offices at H.J.E. Wenckebachweg 127, 1096 AM Amsterdam, the Netherlands)

0.600 percent Notes due 2023

(the Notes)

Swiss Security Number 117.501.611 / ISIN CH1175016117/ Common Code 246388237

Digital Intrepid Holding B.V., H.J.E. Wenckebachweg 127, 1096 AM Amsterdam, the Netherlands (the Issuer) owes to the bearer of this Permanent Global Certificate (Globalurkunde auf Dauer), upon presentation and surrender of this Permanent Global Certificate, the amount of CHF 100,000,000 (100,000,000 Swiss francs), plus interest at a rate of 0.600 percent, in accordance with the Bond Purchase Agreement (the Agreement) and pursuant to the Terms and Conditions of the Notes (the Conditions of the Notes) included as Schedule II thereto, concluded as of March 28, 2022 between the Issuer, Digital Realty Trust, Inc., Digital Realty Trust, L.P., UBS AG on behalf of Deutsche Bank Aktiengesellschaft, acting through Deutsche Bank AG, Zurich Branch, Credit Suisse AG and UBS AG. This Permanent Global Certificate has been delivered as part of an arrangement that results in the issuance of a debt obligation in “registered form” for United States federal income tax purposes. Capitalized terms used herein but not defined shall have the terms ascribed to them in the Conditions of the Notes.

Pursuant to the Paying Agency Agreement dated as of March 28, 2022, (the Paying Agency Agreement), among the Issuer, Digital Realty Trust, Inc., Digital Realty Trust, L.P., and UBS AG as principal paying agent (the Principal Paying Agent), the Principal Paying Agent undertakes to deposit this Permanent Global Certificate for the entire duration of the Notes and until their complete redemption with SIX SIS Ltd, Baslerstrasse 100, CH-4600 Olten, Switzerland (hereinafter referred to as SIX SIS) as recognized intermediary for such purposes by SIX Swiss Exchange Ltd except as provided in paragraph (c) of Condition 1 of the Conditions of the Notes.

Except as provided in paragraph (c) of Condition 1 of Conditions of the Notes, once the Permanent Global Certificate is deposited with SIX SIS, the Notes shall constitute intermediated securities (Bucheffekten) in accordance with the provisions of the Swiss Federal Intermediated Securities Act (Bucheffektengesetz) for the entire duration of the Notes. On behalf of the Issuer, SIX SIS shall maintain records of the number of Notes held through each participant in SIX SIS for the entire duration of the Notes and until their complete redemption, except as provided in paragraph (c) of Condition 1, and the Notes may only be transferred by the entry of the transferred Notes in a securities account of the transferee.

The records of SIX SIS will determine the number of Notes held through each participant in SIX SIS. In respect of Notes held in the form of intermediated securities the Holders will be the persons holding the Notes in a securities account (Effektenkonto).

Neither the Issuer nor the Holder shall at any time have the right to effect or demand the conversion of the Permanent Global Certificate into, or the delivery of uncertificated securities (Wertrechte) or individually certificated securities (Wertpapiere).

To the extent that SIX SIS is no longer able act as depositary, the Principal Paying Agent, in consultation with the Issuer, will deposit the Notes with another recognized depositary in accordance with the provisions of the Swiss Federal Intermediated Securities Act (Bucheffektengesetz) and such depositary shall be subject to all the obligations and requirements that apply to SIX SIS in respect of the Notes.

Individually certificated securities shall be issued only when no such depositary can be procured, and if they are to be issued, such securities will not be issued in bearer form, but exclusively in registered form such that the Notes qualify as being in “registered form” for United States federal income tax purposes whereby, inter alia, (i) the Noteholders of the individually certificated securities shall be registered in a register (the Register) to be established and maintained by a registrar (the Registrar) appointed by the Issuer and acting on its behalf after consultation with the Principal Paying Agent and duly notified to the Noteholders in accordance with the Conditions of the Notes, (ii) no transfer of the individually certificated securities shall be valid unless and until entered into the Register and (iii) any other requirement is satisfied to ensure that the Notes are treated as issued exclusively in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the Proposed United States Treasury Regulations (or any successor provisions). In the case Notes documented by individually certificated securities are delivered, the Permanent Global Certificate will immediately be cancelled by the Principal Paying Agent and the individually certificated securities shall be delivered instead to the Holders, who for this purpose must be registered in the Register, against cancellation of the intermediated securities in their respective securities accounts. Notes documented by individually certificated securities shall not be included in the records of SIX SIS or any other clearing system or any other intermediary and, therefore shall not constitute intermediated securities.

The registration of a new Holder by the Registrar will only occur upon presentation of the relevant individually certificated securities at the specified office of the Registrar or the Principal Paying Agent. No transfer of such individually certificated securities will be valid unless and until entered into the Register. Individually certificated securities may be registered only in the name of and transferred to a specified person. Only the duly registered Holder will be entitled to payments on the individually certificated securities.

This Permanent Global Certificate, including any claim or controversy arising out of or related to this Permanent Global Certificate, shall be governed by the laws of the State of New York. Each of the Issuer and the Principal Paying Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Conditions of the Notes or the Notes.

The place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this Permanent Global Certificate shall be the courts of the State of New York or the courts of the United States of America located in the Borough of Manhattan, The City of New York.

Capitalized terms and expressions not otherwise defined herein shall have the same meaning ascribed to them in the Conditions of the Notes.

THIS NOTE AND ANY INTEREST HEREIN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE U.S. SECURITIES ACT), AND, ON OR PRIOR TO THE DATE (THE RESALE RESTRICTION TERMINATION DATE) WHICH IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFER OF THIS NOTE AND THE ISSUE DATE OF THE OFFER OF THIS NOTE (OR SUCH SHORTER PERIOD OF TIME PERMITTED BY REGULATION S UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER), MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT (I) TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S

UNDER THE U.S. SECURITIES ACT (REGULATION S), TO THE GUARANTORS OR ANY SUBSIDIARY THEREOF; OR PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND (II) IN COMPLIANCE WITH ALL APPLICABLE LAWS OF ANY OTHER JURISDICTION. AFTER THE RESALE RESTRICTION TERMINATION DATE, THIS NOTE AND ANY INTEREST HEREIN MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE U.S. SECURITIES ACT AND ALL APPLICABLE LAWS OF ANY OTHER JURISDICTION.

Amsterdam, the Netherlands, as of March 30, 2022

Digital Intrepid Holding B.V.

By:	/s/ Jeannie Lee
Name/Title:	Jeannie Lee
Director

This Permanent Global Certificate (Globalurkunde auf Dauer) becomes valid only if countersigned by two (2) officials of UBS AG:

UBS AG

without recourse, warranty or liability

By:	By:

Signature Page to Permanent Global Certificate (2023 Notes)